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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the application of our report dated November 23, 2001 included in this Form 10-K of 4-D Neuroimaging, relating to their financial statements and schedule for the year ended September 30, 2001, and previously filed Form S-8 No. 33-60743, No. 33-61057, No. 33-32260, No. 33-33179, No. 33-68136 and No. 333-54322.

                      /s/ SWENSON ADVISORS, LLP

San Diego, California
December 26, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS